    EXHIBIT 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE, OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MUST BE SURRENDERED TO THE ISSUER OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE, OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

JONES SODA CO.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$[_______________]                                                                                                                                                                            March 23, 2018

FOR VALUE RECEIVED, Jones Soda Co., a Washington corporation (the “Company”) promises to pay to [insert name of Investor] (the “Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of $[Invested Amount], or such lesser amount as is equal to the outstanding principal amount hereof, together with interest from the date of this Convertible Subordinated Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 6.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, and payable on the Maturity Date.  Interest shall accrue from the date hereof until the date this Note is paid in full or converted.  If not sooner paid or converted pursuant to the terms hereof, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, will be due and payable on the earlier of (i) on or after March 23, 2022 (the “Maturity Date”) upon the demand of the Investor, or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by the Investor or made automatically due and payable, in each case, in accordance with the terms hereof.  This Note is one of the “Notes” issued pursuant to the Note Purchase Agreement (as defined below).

The following is a statement of the rights of the Investor and the conditions to which this Note is subject, and to which the Investor, by the acceptance of this Note, agrees:

1.    Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the respective meanings given such terms in the Purchase Agreement. In addition to the terms defined elsewhere in this Note, for all purposes of this Note, the following terms have the respective meanings set forth below:

“Common Stock” means the common stock of the Company, with no par value per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Investor” means the Person specified in the introductory paragraph of this Note or any Person who at the time is the registered holder of this Note.

“Investors” means the investors that have purchased Notes.

“Obligations” means and include all loans, advances, debts, liabilities, and obligations owed by the Company to the Investor, now existing or hereafter arising, under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, reasonable attorneys’ fees and costs, and reasonable accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute, or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Notes” means the convertible subordinated promissory notes issued pursuant to the Purchase Agreement, by the Company.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, governmental body (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means the Note Purchase Agreement, dated as of the date hereof (as amended, modified, or otherwise supplemented from time to time), by and among the Company and the Investors.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with, (i) indebtedness for borrowed money of the Company to banks, commercial finance lenders, or other lending institutions regularly engaged in the business of lending money (excluding (A) any indebtedness convertible into equity securities of the Company and (B) indebtedness in connection with capital leases or operating leases used solely for the purchase, finance, or acquisition of equipment and where such indebtedness is secured solely by such equipment), and (ii) any extension, refinance, renewal, replacement, defeasance, or refunding of any indebtedness described in clause (i).

“Transaction Documents” means this Note, each of the other Notes, the Purchase Agreement, and the Registration Rights Agreement.

2.    Events of Default.  The occurrence of any of the following constitutes an “Event of Default” under this Note and the other Transaction Documents:

(a)                  Failure to Pay.  The Company fails to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment has not been made within five Business Days of the Company’s receipt of written notice to the Company of such failure to pay;

(b)                  Voluntary Bankruptcy or Insolvency Proceedings.  The Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator, or custodian of itself or of all or a substantial part of its property, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) takes any action for the purpose of effecting any of the foregoing; or

(c)                  Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator, or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect is commenced and an order for relief entered or such proceeding is not dismissed or discharged within 45 days of commencement.

3.    Rights of the Investor upon Default.  Upon the occurrence of any Event of Default, and at any time thereafter during the continuance of such Event of Default, the Investor may, with the written consent of the Required Holders, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest, or any other notice of any kind, all of which the Company hereby expressly waives, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Investor may, with the written consent of the Required Holders, exercise any other right, power, or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4.    Conversion.

(a)                  Voluntary Conversion.  Upon not less than five days’ prior written notice, the Investor may elect to convert all, or any portion of this Note into a number of shares of Common Stock determined by dividing the outstanding principal balance of the converted portion of the Note, plus accrued and unpaid interest hereon through the date of conversion, by $0.32 (as adjusted for stock splits, stock combinations and pursuant to the terms of Section 5, the “Conversion Price”).

(b)                  Mandatory Conversion.  If, at any time commencing as of six months after the First Closing, the volume weighted average price of the Common Stock over any consecutive sixty (60) trading days equals or exceeds $1.00 and the average daily volume during the same sixty (60) day trading period is not less than 40,000 shares per day, then, the Company may elect to convert this Note into shares of Common Stock by delivering to the Investor a number of shares of Common Stock determined by dividing the outstanding principal balance of this Note, plus accrued and unpaid interest thereon through the date of conversion, by the Conversion Price (the “Mandatory Conversion”); provided that the Company is fully reporting and current in all public filings as required by the SEC at the time of the Mandatory Conversion.

(c)                  Conversion Procedure.  Before the Investor is entitled to convert this Note into shares of Common Stock pursuant to Section 4(a) above, the Investor will surrender this Note (or a notice to the effect that the original Note has been lost, stolen, or destroyed and an agreement acceptable to the Company whereby the Investor agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 4(a), and will state therein the amount of the unpaid principal amount of this Note to be converted, together with all accrued and unpaid interest.  Upon such conversion of this Note, the Investor will execute and deliver to the Company an investor representation statement in a form reasonably required by the Company.  The Company will, as soon as practicable thereafter, issue and deliver to the Investor a certificate or certificates for the number of shares to which the Investor is entitled upon such conversion, including a check payable to the Investor for any cash amounts payable as described in Section 4(d).  If this Note is converted by the Company in accordance with Section 4(b) above, written notice will be delivered to the Investor at the address last shown on the records of the Company for the Investor or given by the Investor to the Company for the purpose of notice, notifying the Investor of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender the Note to the Company, in the manner and at the place designated, the Note.  Upon such conversion of this Note, the Investor will execute and deliver to the Company an investor representation statement in a form reasonably required by the Company.  Upon conversion of this Note in accordance with this Section 4, this Note will be of no further force and effect, whether or not it is delivered for cancellation as set forth in this Section 4(c).  The Company will, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which the Investor is entitled upon such conversion, including a check payable to the Investor for any cash amounts payable as described in Section 4(d).

(d)                  Fractional Shares; Interest; Effect of Conversion.  No fractional shares will be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company will pay to the Investor an amount equal to the product obtained by multiplying the applicable Conversion Price by the fraction of a share not issued pursuant to the previous sentence.  In addition, to the extent not converted into shares of Common Stock, the Company will pay to the Investor any interest accrued on the amount converted and on the amount to be paid by Company pursuant to the previous sentence.  Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company will be forever released from all its obligations and liabilities under this Note, and this Note will be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(e)                  Reservation of Stock Issuable Upon Conversion.  The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as is sufficient from time to time to effect the conversion of this Note.  If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as may be available to the holder of this Note, then the Company will use its best commercial efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as is sufficient for such purposes.

5.    Antidilution.  In the event the Company issues Additional Shares of Common (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect on the date immediately prior to such issue, then, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Company for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued.  Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate.  For the purposes of this Section 5, all shares of Common Stock issuable upon conversion of all outstanding Notes and preferred stock and the exercise and/or conversion of any other outstanding convertible securities of the Company and all outstanding stock options shall be deemed to be outstanding.  “Additional Shares of Common” means all shares of Common Stock issued by the Company after the date of this Note, other than issuances or deemed issuances of:  (a) securities issuable upon conversion of any of the Notes; (b) securities issued upon the conversion of any debenture, warrant, option or other convertible security issued and outstanding as of the Closing Date; (c) Common Stock issuable upon a stock split, stock dividend, or any subdivision of shares of capital stock of the Company; (d) shares of Common Stock (or options to purchase such shares of Common Stock or restricted stock units) issued or issuable to employees or directors of, or consultants to, the Company pursuant to any plan approved by the Board of Directors; and (e) securities otherwise excluded by a vote or written consent of the Required Holders.

6.    Subordination.  The Obligations evidenced by this Note are hereby expressly subordinated in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness, and any liens on property of the Company in favor of the Investor are hereby expressly subordinated in priority to any liens on the Company’s property in favor of any holder of Senior Indebtedness.  By acceptance of this Note, the Investor agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to the Investor’s rights hereunder, the Company may require that the Investor execute such forms of subordination agreement.  Notwithstanding the foregoing, the Investor will be entitled to receive (i) equity securities of the Company from the conversion of all or any part of the Obligations and payments of cash in lieu of issuing fractional shares in connection with any such conversions, (ii) any note, instrument or other evidence of indebtedness which may be issued by the Company in exchange for or in substitution of this Note, provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Indebtedness on the same terms and conditions as set forth in this Section 6, and (iii) other payments consented to in writing by holders of Senior Indebtedness.

7.    Miscellaneous.

(a)                  Successors and Assigns.  Subject to the restrictions on transfer described in Section 6.7 of the Purchase Agreement, the rights and obligations of the Company and the Investor will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(b)                  Registration, Transfer, and Replacement of the Note.  The Company will keep at its principal executive office books for the registration and registration of transfer of the Note. Prior to presentation of any Note for registration of transfer, the Company will treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note is overdue, and the Company will not be affected by notice to the contrary.  Subject to the restrictions on or conditions to transfer set forth Section 4 of the Purchase Agreement, the holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest has been paid on the Note so surrendered or, if no interest has yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction, or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(c)                  Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon:  (i) the written consent of the Company and the Investor; or (ii) the written consent of the Company and the Requisite Holders, provided, that such amendment, waiver or modification effected pursuant to clause (ii) above applies equally to all of the Notes then outstanding.  The Investor acknowledges that, by the operation of this paragraph, the Requisite Holders will have the right and power to diminish or eliminate the rights of the Investor under this Note.

(d)                  Dispute Resolution; Governing Law; Notices.  The resolution of any controversy or claim arising out of or relating to this Note, the law and jurisdiction governing this Note, and the provision of notice hereunder will all be conducted pursuant to the terms of the Purchase Agreement.

(e)                  Pari Passu Notes.  The payment of all or any portion of the outstanding principal amount of this Note and all interest hereon will be pari passu in right of payment and in all other respects to the other Notes.  If the holder of this Note receives payments in excess of its pro rata share of the Company’s payments to holders of all the Notes, then the holder of this Note will hold in trust all such excess payments for the benefit of the holders of the other Notes and will pay such amounts held in trust to such other holders upon demand by such holders.

(f)                  Payment.  Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(g)                  Usury.  If any interest that is paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(h)                  Suitability.  Notwithstanding anything to the contrary, the Company shall have the absolute right to redeem this Note and prohibit conversion, and sever its relationship with Investor at any time, if the Company determines in its sole discretion that its relationship with Investor may jeopardize its state, federal, or other licenses, or otherwise jeopardize its ability to conduct business.

(i)                  Enforceability of Oral Agreements.  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

JONES SODA CO.,
a Washington corporation

Name:
Title:

[Signature Page to Convertible Subordinated Promissory Note]